Exhibit 4.3

SUPPLEMENTAL INDENTURE

dated as of September 22, 2010

to

INDENTURE

dated as of December 23, 2004

among

Scientific Games Corporation,

as Issuer

The Subsidiary Guarantors Party Hereto

as Guarantors

and

Wells Fargo Bank, N.A.,

as Trustee

THIS SUPPLEMENTAL INDENTURE to the Indenture (as defined below) (the “Supplemental Indenture”), dated as of September 22, 2010, is made by and between Scientific Games Corporation., a Delaware corporation (the “Company”), the Guarantors party hereto and Wells Fargo Bank, N.A., as trustee (the “Trustee”), and amends the Indenture, dated as of December 23, 2004, among the Company, the Guarantors and the Trustee (as amended and supplemented from time to time, the “Indenture”).  Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

RECITALS:

WHEREAS, Pursuant to the Indenture, the Company has issued $200,000,000 in aggregate principal amount of 6.25% Senior Subordinated Notes due 2012 (the “Notes”);

WHEREAS, pursuant to its Offer to Purchase and Consent Solicitation Statement dated September 8, 2010, (as the same may be amended, supplemented or modified from time to time, the “Offer to Purchase”) and the related Letter of Transmittal and Consent (as the same may be amended, supplemented or modified from time to time, together with the Offer to Purchase, the “Offer Documents”), the Company commenced a cash tender offer for any and all of the outstanding Notes (the “Tender Offer”) and solicited consents of the holders of the Notes (the “Consent Solicitation”) to amend the terms of the Indenture as set forth in Article I herein (the “Proposed Amendments”);

WHEREAS, pursuant to Section 9.02 of the Indenture, the written consent of holders of at least a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consents”) is sufficient to adopt the Proposed Amendments;

WHEREAS, having received the Requisite Consents to the Proposed Amendments, the Company and the Guarantors desire to amend the Indenture as provided hereinafter;

WHEREAS, all other conditions and requirements necessary to make this Supplemental Indenture a valid,  binding and legal instrument enforceable in accordance with its terms have been performed and fulfilled by the parties hereto, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this Supplemental Indenture, the parties agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

AMENDMENTS

Section 1.01.  Certain Defined Terms.  The following provisions set forth in Section 1.01 (Definitions) of the Indenture are hereby amended as follows:

(a)          Section 1.01 of the Indenture is amended by deleting from such Section those defined terms and section references that, by virtue of the amendments effected by this Supplemental Indenture, are no longer used in the Indenture or the Notes as amended hereby.

(b)         Subsections (5) and (6) of the definition of “Asset Sale” are deleted in their entirety and replaced with the following:

“(5)                         {Reserved};

(6)                           {Reserved}; and”

(c)          Subsection (7) of the definition of “Guarantor Senior Debt” is deleted in its entirety and replaced with the following:

“(7)                         {Reserved};”

(d)         Subsection (7) of the definition of “Senior Debt” is deleted in its entirety and replaced with the following:

“(7)         {Reserved}.

Section 1.02.  The fourth paragraph of Section 2.02 (Execution and Authentication) is hereby deleted in its entirety and replaced with the following:

“The Trustee shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount of $200,000,000 and, at any time and from time to time thereafter, the Trustee shall authenticate Securities for original issue in an aggregate principal amount specified in a written order of the Company in the form of an Officers’ Certificate. The Officers’ Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. Upon receipt of a written order of the Company in the form of an Officers’ Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Company. The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.”

Section 1.03.   Section 2.15 (Issuance of Additional Securities) is hereby deleted in its entirety and replaced with the following:

“SECTION 2.15        Issuance of Additional Securities.  After the Issue Date, the Company shall be entitled to issue Additional Securities under this Indenture in an unlimited aggregate principal amount, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price.  The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange

Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Securities, the Company shall set forth in a Board Resolution of the Board of Directors of the Company and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

A)           the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

B)            the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that Additional Securities may be issued only if they are fungible with the other Securities issued under this Indenture for United States federal income tax purposes; and

whether such Additional Securities shall be Initial Securities or shall be issued in the           form of Exchange Securities as set forth in Exhibit 2 to Appendix A.

Section 1.04.         The heading and text of each of Section 4.03 (Limitation on Restricted Payments), Section 4.04 (Limitation on Incurrence of Additional Indebtedness), Section 4.06 (Payment of Taxes and Other Claims), Section 4.07 (Maintenance of Properties and Insurance), Section 4.08 (Compliance Certificate; Notice of Default), Section 4.09 (Compliance With Laws), Section 4.10 (Commission Reports), Section 4.11 (Waiver of Stay, Extension or Usury Laws), Section 4.12 (Limitations on Transactions with Affiliates), Section 4.13 (Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries), Section 4.14 (Limitation on Liens), Section 4.15 (Change of Control), Section 4.16 (Limitation on Asset Sales), Section 4.17 (Limitation on Preferred Stock of Restricted Subsidiaries), Section 4.18 (Limitation on Sale and Leaseback Transactions), Section 4.19 (Limitation of Guarantees by Restricted Subsidiaries), clauses (2) and (3) of the first paragraph and clauses (3) and (4) of the fourth paragraph of Section 5.01(Merger, Consolidation and Sale of Assets), and clauses (c), (d) and (e) of Section 6.01 (Events of Default) of the Indenture are deleted in their entirety and are each replaced with the following:

“{Reserved}”.

Section 1.05.       Clause (b) of Section 6.01 is hereby deleted in its entirety and replaced with the following:

“(b) the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise;

Section 1.06.  Section 7.05 (Notice of Default) is hereby deleted in its entirety and replaced with the following:

“Notice of Default.  If an Event of Default occurs and is continuing and the Trustee receives actual notice of such event, the Trustee shall mail to each Securityholder, as their names and addresses appear on the Securityholder list described in Section 2.05, notice of the uncured Event of Default within 90 days after the Trustee receives such notice. Except in the case of an Event of Default in payment of principal of, or interest on, any Security, the Trustee shall not be deemed to have actual knowledge or actual notice of an Event of Default unless a Responsible Officer of the Trustee has received written notice of such Event of Default. The Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders. As used herein, the term “actual knowledge” means the actual fact or state of knowing, without any duty to make any investigation with regard thereto.”

Section 1.07.  The first sentence of subsection (c) of Section 8.02 (Legal Defeasance and Covenant Defeasance) is hereby deleted in its entirety and replaced with the following:

“Upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from its Obligations under the covenants contained in Article Five with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes) and Holders of the Securities and any amounts deposited under Section 8.03 shall cease to be subject to any other obligations.”

Section 1.08.  The second paragraph of Section 9.02 (With Consent of Holders) is hereby deleted in its entirety.

Section 1.09.  The first sentence of Section 11.04(a) (Release of a Guarantor) is hereby deleted in its entirety and replaced with the following:

“(a)  Upon (i) the consolidation or merger of a Guarantor with or into any Person in compliance with Article Five, in each case, (A) other than to the Company or an Affiliate of the Company and (B) in a transaction following which all liability of such Guarantor with respect to Indebtedness of the Company shall have been released by the holders of such Indebtedness, (ii) the liquidation or dissolution of any Guarantor in accordance with this Indenture or (iii) a Guarantor ceasing to be a Restricted Subsidiary, such Guarantor’s Guarantee pursuant to this Article Eleven shall be released, and such Guarantor shall be deemed released from all Obligations under this Indenture and the Securities without any further action required on the part of the Trustee or any Holder.”

Section 1.10. Section 11.17 (Future Guarantors) is hereby deleted in its entirety and replaced with the following:

“{Reserved}.”

Section 1.11. Section 13.05 (Statements Required in Certificate or Opinion) is hereby deleted in its entirety and replaced with the following:

“Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, shall include:

(i)   a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.”

Section 1.12.  Any Notes issued under any provision of the Indenture subsequent to the date of this Supplemental Indenture shall bear a notation, in form acceptable to the Trustee, referring to this Supplemental Indenture, and shall vary from the form attached to the Indenture as Exhibit 1 to Appendix A and Exhibit 2 to Appendix A as follows:

(a) Section 4 of the form of Note attached as Exhibit 1 to Appendix A and Exhibit 2 to Appendix A to the Indenture shall be deleted in its entirety and replaced with the following:

“4.  Indenture.

The Company issued the Securities under an Indenture, dated as of December 23, 2004 (the “Indenture”), by and among the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA and as it may be amended from time to time. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Securities are senior subordinated obligations of the Company initially limited in aggregate principal amount to $200,000,000 on the Issue Date, and unlimited in aggregate principal amount thereafter.”

(b)         The text of each of Sections 8 and 14 of the form of Note attached as Exhibit 1 to Appendix A and Exhibit 2 to Appendix A to the Indenture shall be deleted in its entirety and replaced with the following:

“{Reserved}”.

(e)  The “Option of Holder to Elect Purchase” form attached to the form of Note attached as Exhibit 1 to Appendix A and Exhibit 2 to Appendix A to the Indenture is hereby deleted in its entirety and replaced with the following:

“{Reserved}”.

Section 1.13.  Deletion of Certain References.  Except as otherwise provided for in this Article I, all references in the Indenture to the Sections and definitions of the Indenture deleted pursuant to Sections 1.01 and 1.04 of this Supplemental Indenture are hereby deleted.

ARTICLE II

MISCELLANEOUS

Section 2.01.  Effectiveness.  This Supplemental Indenture will become effective upon the execution and delivery of the Supplemental Indenture by the parties hereto provided that the Proposed Amendments shall not become operative until the first day on which Notes are accepted for payment by the Company pursuant to the Offer Documents following the receipt of the Requisite Consents to the Proposed Amendments.

Section 2.02.  Confirmation.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.  Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

Section 2.03.  Counterparts.  This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

Section 2.04.  Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Section 2.05.  Conflicts with Trust Indenture Act.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the

TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

Section 2.06.  Trustee.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Company and Guarantors and not of the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year written above.

THE COMPANY:

SCIENTIFIC GAMES CORPORATION

By:
/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: Vice President, General Counsel and Secretary

GUARANTORS:

SCIENTIFIC GAMES INTERNATIONAL, INC.

By:
/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: Vice President, General Counsel and Secretary

AUTOTOTE ENTERPRISES, INC.

By:
/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: Vice President, General Counsel and Secretary

SCIENTIFIC GAMES PRODUCTS, INC.

By:
/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: Vice President, General Counsel and Secretary

SCIENTIFIC GAMES SA, INC.

By:
/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: General Counsel and Secretary

MDI ENTERTAINMENT, LLC

By:	Scientific Games International, Inc., as Sole Member

/s/ Ira H. Raphaelson
	Name:	Ira H. Raphaelson
	Title:	Vice President, General Counsel and Secretary of Scientific Games International, Inc., sole member of MDI Entertainment, LLC

SCIENTIFIC GAMES RACING, LLC

By:
/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: Vice President, General Counsel and Secretary

TRACKPLAY LLC

By:	Scientific Games Racing, LLC, as Sole Member

/s/ Ira H. Raphaelson
	Name:	Ira H. Raphaelson
	Title:	Vice President, General Counsel and Secretary of Scientific Games Racing, LLC, sole member of Trackplay LLC

SG RACING, INC.

By:
/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: Vice President and Secretary

AUTOTOTE GAMING, INC.

By:
/s/ Ira H. Raphaelson
Name: Ira H. Raphaelson
Title: Vice President and Secretary

WELLS FARGO BANK, N.A. as Trustee

By:
/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President